Exhibit 10.2

OOIL

$400,000 PROMISSORY NOTE

FOR VALUE RECEIVED, OriginOil, Inc., a Nevada corporation (the “Borrower”) with at least 9,400,000 common shares issued and outstanding, promises to pay to JMJ Financial or its Assignees (the “Lender”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein.  This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Lender (the “Effective Date”).

The Principal Sum is up to $400,000 (four hundred thousand) plus accrued and unpaid interest and any other fees.  The Consideration is up to $400,000 (four hundred thousand) payable by wire.  The Lender shall pay $100,000 of Consideration upon closing of this Note as the Purchase Price under the Securities Purchase Agreement Document SPA-06202012 of even date herewith between the Borrower and the Lender.  The Lender may pay up to an additional $300,000 of Consideration to the Borrower in such amounts and at such dates as Lender may choose in its sole discretion.  THE OUTSTANDING PRINCIPAL SUM DUE TO LENDER SHALL BE EQUAL TO THE CONSIDERATION ACTUALLY PAID BY LENDER (PLUS PRORATED INTEREST) AND ANY OTHER FEES SUCH THAT THE BORROWER IS ONLY REQUIRED TO REPAY THE AMOUNT FUNDED AND THE BORROWER IS NOT REQUIRED TO REPAY ANY UNFUNDED PORTION OF THIS NOTE.  The Maturity Date is six months from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.  The Lender may reject any cash payment from Borrower, and Lender may instead elect to convert as set forth herein.  The Conversion Price is $0.65.  Unless otherwise agreed in writing by both parties, at no time will the Lender convert any amount of the Note into common stock that would result in the Lender owning more than 4.99% of the common stock outstanding.

1.      Interest and Payments.  A one-time Interest charge of 10% shall be applied to the Principal Sum.  If Borrower does not repay the Note on or before 90 days from the Effective Date, an additional one-time Interest charge of 5% shall be applied to the Principal Sum, for a total Interest charge of 15%.

2.      Conversion. The Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Borrower as per this conversion formula:  Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price.  Conversions may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender.  If no objection is delivered from Borrower to Lender regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto.  The Borrower shall deliver the shares from any conversion to Lender (in any name directed by Lender) within 3 (three) business days of conversion notice delivery.  Lender is aware that without an effective registration statement or an exemption from resale restrictions, it is not possible to deliver restricted shares by DWAC/FAST electronic transfer, and in the case that the Lender converts into restricted stock, delivery can be made by a stock certificate bearing a restrictive legend.

3.      Conversion Delays.  If Borrower fails to deliver shares in accordance with the timeframe stated in Section 2, Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note).  In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Note (under Lender’s and Borrower’s expectations that any penalty amounts will tack back to the original date of the Note).

4.      Reservation of Shares.  At all times during which this Note is convertible, the Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note.  The Borrower will at all times reserve at least 615,384 shares of Common Stock for conversion.

5.      Piggyback Registration Rights.  Except with respect to a registration relating to any registrable securities under that certain Registration Rights Agreement dated July 6, 2011 between the Company and the purchasers signatory thereto or a registration statement on Form S-4 or S-8, the Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note unless such shares are eligible for resale under Rule 144.  Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note. Notwithstanding the foregoing, in the event a registration statement is filed with respect to an underwritten offering or a selling shareholder registration statement relating solely to holders of Borrower’s shares who paid cash for their shares in a sale placed by an independent placement agent, the number of shares owned by Lender to be included in any such registration statement may be limited if in the opinion of the underwriter or placement agent, the sale of such shares by the Lender would adversely impact the sale of shares by the underwriter or selling stockholders included therein.

6.      Default.  The following are events of default under this Note: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as “DTC Eligible” or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Borrower shall fail to deliver conversion shares to the Lender by DWAC/FAST electronic transfer; or (x) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC.

7.      Remedies.  In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount.  The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon.  Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the note until such time, if any, as the Lender receives full payment pursuant to this Section 7.  No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.  Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

8.      No Shorting.  Lender agrees that so long as this Note from Borrower to Lender remains outstanding, Lender will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Borrower.  Borrower acknowledges and agrees that upon delivery of a conversion notice by Lender, Lender immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

9.      Assignability.  The Borrower may not assign this Note.  This Note will be binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval subject to applicable securities laws.

10.      Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida.  Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

11.      Delivery of Process by Lender to Borrower.  In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

12.      Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

13.      Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.  Lender also has the right to have any such opinion provided by Borrower’s counsel.

14.      Notices.  Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

15.      Construction. Each and every reference to share prices, shares of common stock and any other numbers in this Note that relate to the common stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the common stock after the date of this Note.

Borrower:	Lender:
ORIGINOIL, INC.

/s/ T. Riggs Eckelberry	/s/ Justin Keener
T. Riggs Eckelberry	JMJ Financial
Chief Executive Officer	Its Principal

Date:06/20/12	Date: 06/20/12

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